UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2018

CERECOR INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Effective March 27, 2018 (the “Effective Date”), Cerecor Inc. (the “Company”) appointed Peter Greenleaf as Chief Executive Officer of the Company, and as such he will serve as the Company’s principal executive officer. Mr. Greenleaf has served on the Company’s board of directors (the “Board”) since May of 2017 and will remain on the Board going forward.  Because Mr. Greenleaf will be an employee of the Company, he is stepping off of the Audit Committee and Compensation Committee and independent director Isaac Blech will take his place on the Audit Committee and independent director Phil Gutry will take his place on the Compensation Committee.

Until February 2018, Mr. Greenleaf, age 46, served as Chief Executive Officer and is a member of the board of directors of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), positions he held since March 2014. Sucampo was focused on the development and commercialization of medicines to meet major unmet medical needs of patients worldwide and was sold in February 2018 to Mallincrodt PLC. From June 2013 to March 2014, Mr. Greenleaf served as Chief Executive Officer and a member of the board of directors of Histogenics Corporation, a regenerative medicine company. From 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. From January 2010 to June 2013, Mr. Greenleaf also served as President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group. Prior to serving as President of MedImmune, Mr. Greenleaf was Senior Vice President, Commercial Operations of that company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf has also held senior commercial roles at Centocor Biotech, Inc. (now Jansen Biotechnology, Johnson & Johnson) from 1998 to 2006, and at Boehringer Mannheim G.m.b.H. (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO), where he serves on the Governing Boards of the Emerging Companies and Health Sections. Mr. Greenleaf earned a M.B.A degree from St. Joseph’s University and a B.S. degree from Western Connecticut State University.

Mr. Greenleaf has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Greenleaf had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Mr. Greenleaf’s appointment to CEO, the Company and Mr. Greenleaf entered into an employment agreement. Mr. Greenleaf’s base salary under the employment agreement is initially $600,000 per year, subject to review and adjustment by the Board from time to time.  Mr. Greenleaf is eligible for an annual discretionary cash bonus with a target of 60% of his base salary and the possibility of over-achievement as determined by the Board, subject to his achievement of any applicable performance targets and goals established by the Board. Pursuant to the employment agreement, the Company granted Mr. Greenleaf three equity awards as follows: (i) restricted stock units for 400,000 shares of Company common stock vesting in four equal annual increments based on continued employment, with the tax burden of the first anniversary’s vesting to be covered by the Company; (ii) an option to purchase 500,000 shares of Company common stock vesting 25% on the first anniversary of the Effective Date and 1/48th per month thereafter, with an exercise price equal to $4.24, the market value on the date of grant; and (iii) an option to purchase 500,000 additional shares of Company common stock vesting 100% upon the Company’s common stock closing at or above $12.50 per share (adjusted for any stock splits or the like) for three consecutive days, with an exercise price equal to $4.24, the market value on the date of grant. In order to comply with NASDAQ listing rules, these grants are subject to stockholder approval of an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares issuable thereunder.

Mr. Greenleaf is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In the event that Mr. Greenleaf’s employment is terminated by the Company without “Cause” or by Mr. Greenleaf for “Good Reason” (each as defined in his employment agreement), in each case subject to Mr. Greenleaf entering into and not revoking a separation agreement in a form acceptable to the Company, Mr. Greenleaf will be eligible to receive:

•                  accrued benefits under the employment agreement through the termination date;

•                  severance payments equal to his then-current base salary for a period of 18 months, as well as 150% of Mr. Greenleaf’s then current target bonus;

•                  vesting of all time-based equity grants that would have vested within 18 months after Mr. Greenleaf’s last day of employment; and

•                  if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Greenleaf and his covered dependents prior to the date of termination, until the earliest of (x) 18 months after Mr. Greenleaf’s termination; (y) expiration of Mr. Greenleaf’s continuation coverage under COBRA; or (z) the date when Mr. Greenleaf is eligible for substantially equivalent health insurance.

In the event of Mr. Greenleaf’s death or disability, Mr. Greenleaf (or his estate, if applicable) will be entitled to receive the same benefits described above that would otherwise apply if Mr. Greenleaf’s employment had been terminated without “Cause” or by Mr. Greenleaf for “Good Reason”.

In the event that Mr. Greenleaf’s employment is terminated by the Company without “Cause” by a successor company following a change in control, Mr. Greenleaf will be eligible to receive:

•                  accrued benefits under the employment agreement through the termination date;

•                  severance payments equal to his then-current base salary for a period of 24 months, as well as 200% of Mr. Greenleaf’s then current target bonus;

•                  full vesting of all unvested equity grants; and

•                  if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Greenleaf and his covered dependents prior to the date of termination, until the earliest of (x) the maximum number of months allowed under COBRA after Mr. Greenleaf’s termination; (y) expiration of Mr. Greenleaf’s continuation coverage under COBRA; or (z) the date when Mr. Greenleaf is eligible for substantially equivalent health insurance.

Subject to any termination, Mr. Greenleaf will be subject to a confidentiality covenant, a 12-month non-competition covenant, and a 12-month non-solicitation and non-interference covenant.

The foregoing summary of the material terms of Mr. Greenleaf’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Effective March 27, 2018, the Company’s President, Chief Operating Officer, Robert C. Moscato, Jr., resigned in his capacity of President and Chief Operating Officer of the Company. Mr. Moscato was serving as the Company’s principal executive officer. Mr. Moscato’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.  Regulation FD Disclosure.

On March 28, 2018, the Company issued press releases announcing Mr. Greenleaf’s appointment described above in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 27, 2018, by and between Cerecor Inc. and Peter Greenleaf.

99.1	Press Release, dated March 28, 2018, entitled “Cerecor Appoints Peter Greenleaf as Chief Executive Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	CERECOR INC.

/s/ Mariam Morris
Mariam Morris
Chief Financial Officer